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                                                                           15.01
[LOGO OF ALPERN, ROSENTHAL & COMPANY]
Certified Public Accountants

Warner Centre, Suite 400 . 332 Fifth Avenue . Pittsburgh, Pennsylvania
15222-2413
(412) 281-2501 . Fax (412) 471-1996


To the Board of Directors and
Shareholders of II-VI Incorporated
Saxonburg, Pennsylvania

     We have made a review, in accordance with standards established by the American Institute of Certified Public Accountants, of the unaudited interim financial information of II-VI Incorporated and Subsidiaries for the periods ended March 31, 1995 and 1994, as indicated in our report dated April 18, 1995; because we did not perform an audit, we expressed no opinion on that information.

     We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, is incorporated by reference in Registration Statements No. 33-19511, No. 33-38019 and No. 33-19510 on Form S-8.

     We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.


/s/ Alpern, Rosenthal & Company

May 11, 1995




                          A Professional Corporation
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                       Members American and Pennsylvania
                  Institutes of Certified Public Accountants

                       Accounting Firms Associated, inc.
                       Member Firms in Principal Cities

Irving P. Rosenthal, CPA                                  Deborah H. Wells, CPA
Michael H. Levin, CPA                                     Fred M. Rock, CPA
Harvey A. Pollack, CPA                                    Sean M. Brennan, CPA
Fred J. Morelli, Jr., CPA                                 Alexander Paul, CPA
Edward F. Rockman, CPA                                    Michael E. Forgas, CPA
Emanuel V. DiNatale, CPA                                  Joel M. Rosenthal, CPA